Exhibit 10.1

Hemis Corporation

Unanimous Written Consent

Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the CEO sole Board member of Hemis Corporation, a Nevada Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the board of directors of the Corporation (the “Board”), consents in writing as of this 26th day of August 2015 to the following actions and directs that this unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Corporation desires to appoint Ross Cooper as CEO, CFO, Secretary, Treasurer, and Director and Chairman of the Board.

Now therefore,

WHEREAS IT IS HEREBY RESOLVED, the Corporation shall accept the appointment of Ross Cooper, effective as of this August 26, 2015.

FURTHER RESOLVED, the director of the Corporation be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the director so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF, the undersigned being the CEO, sole Board member of Hemis Corporation, has executed this Consent as of the day and year first written above.

___/s/ Gina Marshall

Gina Marshall, CEO and Board member

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Hemis Corporation

Acceptance

The undersigned, Ross Cooper, hereby accepts the position of CEO, CFO, Secretary, Treasurer, Director and Chairman of the Board of Hemis Corporation, effective immediately.

_/s/ Ross Cooper__________

Ross Cooper                                                                         August 26, 2015

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